Exhibit 10.12

                      PROMISSORY NOTE EXTENSION AGREEMENT

THIS PROMISSORY NOTE EXTENSION AGREEMENT (the "Agreement") is entered into on this 7th day of February, 2003, by and between Statmon Technologies, Corp., a Nevada corporation located at 345 N. Maple Drive, Suite 120, Beverly Hills, California, 90210 ("Statmon") and Thieme Consulting Inc., The Global Opportunity Fund and Veinvest, all of which such notes are administered by Thieme Consulting, Inc., 1370 Avenue of the Americas, New York, New York, 10019. Each of Thieme Consulting, The Global Opportunity Fund and Veinvest are occasionally referred to individually or collectively as "Holder" or "Holders."

                                    RECITALS

      A. WHEREAS, Statmon is the obligor pursuant to three Promissory Notes between Statmon and Thieme Consulting Inc. dated November 7, 2001, The Global Opportunity Fund dated November 7, 2001 and Veinvest dated November 6, 2001 (collectively the "Notes") which were executed contemporaneously with a Pledge and Security Agreement dated October 12, 2001 (collectively, the "Note Agreements");

      B. WHEREAS, the original maturity dates of the Notes were April 16, 2002, May 6, 2002, and May 18, 2002, respectively (the "Maturity Dates");

      C. WHEREAS, Statmon and Holders desire to formally extend the Maturity Date of the Note in exchange for certain additional obligations undertaken by Statmon as set forth herein;

      D. WHEREAS, Statmon is currently negotiating a separate Agreement for Purchase and Sale of Remote Monitoring Products with Harris Corporation ("Harris"), (the "Harris Distribution Agreement");

      E. WHEREAS, Holders have agreed to subrogate any interest securing the Notes and provided for by the Note Agreements to the rights of Harris solely to the extent set forth in that certain Security Interest Subordination and Subrogation Agreement entered into by Statmon, Thieme Consulting, Inc. on behalf of Holders, John C. Hoff and Harris Corporation concurrently with the execution of this Agreement., subject to Holders' written consent to the Harris Distribution Agreement, which consent shall not be unreasonably withheld.

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

      1. EXTENSION OF MATURITY DATE. Pursuant to the terms and conditions precedent and subsequently detailed in this Agreement, Holders collectively agree to extend the Maturity Dates of the Notes as follows: the Maturity Dates for all three Notes shall be extended up to and including June 30, 2003.

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      2. RESTATEMENT OF ORIGINAL PRINCIPAL.  The parties agree that the original outstanding principal amount owed by Statmon pursuant to all three Notes is $250,000.

      3. PAYMENT SCHEDULE. Notwithstanding any other payment arrangements set forth in the Note Agreements, Statmon agrees to apply first monies from the net proceeds from the sale of equity pursuant to an offering currently in the market or the restructuring of the Company's debt, whichever occurs first, to the repayment of the Notes. In any event all principal and interest to be paid in full on or before June 30, 2003.

      4. SUBROGATION OF SECURITY INTEREST. Notwithstanding any provision contained within the Note Agreements relating to a security interest in any of the assets of Statmon including, but not limited to, the intellectual property of the company and/or any of its trademarks, Holders, individually and collectively, hereby agree to subrogate any and all of their security interest to Harris Corporation solely to the extent set forth in the Security Interest Subordination and Subrogation Agreement entered into by Statmon, Thieme Consulting, Inc. on behalf of Holders, John C. Hoff and Harris Corporation concurrently with the execution of this Agreement.

      5. EXTENSION CONSIDERATION. In addition to the terms and conditions set forth above, Statmon agrees to the following:

            (a) Statmon to continue accruing penalty interest at 15% per annum, plus, 25,000 shares per month. Statmon confirms it has instructed its transfer agent to immediately issue all outstanding penalty share certificates due the Holder pursuant to the terms of the Note Agreements, as amended up to and including December 31, 2003;

            (b) Statmon hereby agrees to issue to Holder an additional one-time grant of 200,000 shares of its common stock and to instruct its transfer agent to immediately issue all share certificates reflecting such additional shares;

            (c) Statmon undertakes to include all the Holders' shares of Common stock in its first Securities and Exchange Commission ("SEC") registration statement filing under the Securities Act of 1933. The timetable for such filing shall not be later than December 31, 2003. Notwithstanding the foregoing, the Registration Rights Agreement made as of October 12, 2001, by and between Statmon and Thieme Consulting, Inc., shall remain in full force and effect.

            (d) Statmon agrees that, should its right to terminate the Harris Distribution Agreement become exercisable at any time during the term of this Agreement and while amounts under the Notes are still outstanding, Statmon will immediately notify Holder of such right. Moreover, should Holder request that Statmon exercise its right to terminate the Harris Distribution Agreement during any time that Statmon has the right to do so, Statmon will immediately take all steps to terminate the Harris Distribution Agreement.

      6. MISCELLANEOUS.

            (a) APPLICABLE LAW. This Agreement shall be construed in accordance with, and any dispute arising in connection shall be governed by, the laws of the State of New York.

            (b) ASSIGNMENT. Except for an assignment or delegation that may occur or be deemed to have occurred as a result of a merger, sale of assets or other business combination in which the surviving party specifically assumes the obligation of the other, no right, interest or obligation in the Agreement shall be assigned or delegated.

            (c) SECTION HEADINGS. The heading of the Sections are inserted for reference only and are not intended to be part of nor affect the meaning or interpretation of this Agreement.

            (d) SEVERABILITY. If any term of this Agreement or portion of any term of this Agreement is held as invalid or unenforceable, the remainder shall not be affected, and each term and provision shall be valid and enforced to the fullest extent permitted by law.

            (e) WAIVER. A waiver by either party of any of the terms and conditions or covenants to be performed by the other, including, but not limited to, the extension of the maturity dates of the Notes hereunder, shall not be construed to be a waiver of any succeeding breach, nor of any other term, condition or covenant contained in this Agreement.

            (f) ARBITRATION. Any dispute arising under this Agreement shall first be submitted to mediation and then, if the matter has still not been resolved, shall be resolved through arbitration in accordance with the rules of the American Arbitration Association. Any such mediation or arbitration shall take place in New York County, New York.

            (g) ATTORNEYS' FEES. If it becomes necessary to bring suit to enforce any provision of this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and costs of suit.

            (h) ENTIRE AGREEMENT. This Agreement, together with the Note Agreements, as amended, and the Security Interest Subordination and Subrogation Agreement entered into by the parties concurrently herewith, contain the entire understanding between the parties and may not be altered, varied, revised or amended except by as agreed in writing by both parties and signed by both parties. To the degree there is any inconsistency between the terms of this Agreement and prior Note Agreements, as amended, the terms of this Agreement shall control.

      IN WITNESS WHEREOF, the parties have each executed and delivered this Agreement as of the day and year first above written.


STATMON TECHNOLOGIES CORP.


By:  /s/ Geoffrey Talbot
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Its: CEO
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THIEME CONSULTING, INC.
FOR AND ON BEHALF OF THE
NOTE HOLDERS

BY: /s/ Heiko Thieme
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ITS:
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